REGISTRATION AND REPORTING UNDER
THE SECURITIES EXCHANGE ACT OF 1934
CURRENT REPORTS ON FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 30, 2004

    Berkshire Income Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (617) 523-7722

                                                          Not applicable
(Former name or former address, if changed since last report)

ITEM 5. Other events

On March 30, 2004, Berkshire Income Realty – OP, L.P. (the “OP”), the operating partnership subsidiary of Berkshire Income Realty, Inc. (the “Company”), through its newly formed and wholly owned subsidiary BIR Laurel Woods Limited Partnership, purchased Laurel Woods Apartments, a 150-unit multi-family apartment community located in Austin, Texas, from Berkshire Mortgage Finance Limited Partnership (“the Seller”), an affiliate of the Company. The acquisition was approved by the audit committee of the Company’s Board, which is composed solely of directors who are independent under applicable rules and regulations of the SEC and American Stock Exchange.

The OP intends to continue to operate the property as a multi-family apartment community. The Seller acquired the property through foreclosure on February 2, 2004. The Company believes the purchase price is at or below what would have been paid in an arms' length transaction. The Laurel Woods purchase is not deemed “significant” by the Company. The purchase price of $5,250,000 was funded with available cash. The Laurel Woods Apartments was constructed in 1985 and was 83.0% occupied at the time of the purchase.

On March 31, 2004, the OP, through its newly formed and wholly owned subsidiary BIR Bear Creek Limited Partnership, purchased Bear Creek Apartments from Fannie Mae. The purchase price of $4,900,000 was funded with available cash. The Bear Creek Apartments is a 152-unit multi-family apartment community located in Dallas, Texas. Bear Creek was constructed in 1980 and was 80% occupied at the time of the purchase. The Bear Creek purchase is not deemed “significant” by the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.
Date: April 14, 2004	By: /s/ David C. Quade
Name: David C. Quade
Title: President and Chief Financial Officer